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                                                                  EXHIBIT 4.6


                              STOCK PURCHASE WARRANT
                      IN FAVOR OF SIRROM CAPITAL CORPORATION
                              DATED OCTOBER 15, 1995


  THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

 WARRANT NO. C-1


                            STOCK PURCHASE WARRANT


          THIS WARRANT is issued this 18th day of October, 1995, by Cardiac Control Systems, Inc., a Delaware corporation (the "Company"), to SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Sirrom")(Sirrom and any subsequent assignee or transferee, are hereinafter referred to collectively as "Holder" or "Holders").


          1.   ISSUANCE OF WARRANT.  For and in consideration of Sirrom
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granting its consent under Section 4.5 of that certain Loan and Security
Agreement and related the Secured Promissory Note, each dated as of March 31, 1995, pursuant to which the Company borrowed $1,500,000 from Sirrom (respectively, the "Note" and the "Loan Agreement"), to the Company incurring indebtedness of $1,000,000 from Intermedics Inc. ("Intermedics"), pursuant to a Promissory Note and Security Agreement of even date herewith (the "Intermedics Loan"), and in that correction agreeing to subordinate its security interest in certain collateral under the Loan Agreement in order that the Company might grant to Intermedics a first priority security interest in certain assets of the Company as set forth in the Consent of Sirrom of even date herewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase Twenty Five Thousand (25,000) shares of the Company's Common stock, $. 10 par value (the "Common Stock"); provided, however, that in the event Sirrom purchases from the Company at least 50,000 shares of Common Stock at a per share purchase price of $5.00 simultaneously, or reasonably contemporaneously, with the purchase by Grupo Taper s.a., of Madrid, Spain, of at least 100,000 shares of the Company's Common Stock at a per share purchase price of $5.00, the Company hereby grants to Holder the right to purchase an additional 25,000 shares of Common Stock (for a total of 50,000 shares).

          2.  TERM.  The shares of Common Stock issuable upon exercise
              ----
of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until October 18, 2000 (the "Expiration Date").

          3.  PRICE.  The exercise price per share for which all or
              -----
any of the Shares may be purchased pursuant to the terms of this Warrant shall be one cent ($0.01), in further consideration of Sirrom granting its consent to the incurrence of additional indebtedness pursuant to the Intermedics Loan and subordinating its security interest in certain of its collateral under the Loan Agreement, as described in Section 1 above, and such other good and valuable consideration as has been received by the Company.

          4.  EXERCISE.  This Warrant may be exercised by the Holder
              --------
hereof (but only on the conditions hereinafter set forth) as to all or any increment or increments of the Shares then subject to exercise under Section 1 above upon delivery of written notice of intent to exercise in substantially the form of the "Notice of Exercise" attached hereto as Annex A, to the Company at the following address: 3 Commerce Boulevard, Palm Coast, Florida 32137, or at such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and either (I) a certified or cashier's check payable to the Company for the aggregate purchase price of the Shares so purchased or (ii) the surrender, as noted on the Notice of Exercise, of Shares having a value on the date of exercise equal to the aggregate purchase price of the Shares so purchased. Upon exercise of this Warrant as aforesaid, the Company shall, as promptly as

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practicable, and in any event within fifteen (15) business days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant; provided, however, that the Company shall have no liability for any state or federal income taxes which may be payable by Holder upon income recognized by Holder as a result of the exercise of this Warrant.

           5.  COVENANTS AND CONDITIONS.  The above provisions are subject to
               ------------------------
the following:

          (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (I) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and, if required by applicable securities laws, the certificates representing such Shares shall bear substantially the following legend:

            THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

          (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable.
The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

          6.  TRANSFER OF WARRANT.  Subject to the provisions of Section 5, this
              -------------------
Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer and by the execution by such transferee of an investment letter in a form reasonably satisfactory to the Company. Upon such presentation for transfer and receipt of such investment letter, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses in connection with the preparation, issuance and delivery of Warrants under this Section 6; provided, however, that the Holder shall reimburse the Company for any out-of-pocket expenses incurred by the Company in connection with such issuance.

          7.  WARRANT HOLDER NOT SHAREHOLDER; RIGHTS OFFERING.  This Warrant
              -----------------------------------------------
does not confer upon the Holder hereof, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, in the event the Company should offer to all of the Company's shareholders the right to purchase any securities of the company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder as of the subscription date and the Holder shall be entitled to participate in such rights offering as if it were a shareholder.

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          8.  ADJUSTMENT UPON CHANGES IN COMPANY COMMON STOCK.  The number of
              -----------------------------------------------
shares of Common Stock subject to this Warrant and the price per share of such shares shall be adjusted by the Company proportionately to reflect changes in the capitalization of the Company as a result of any recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares or any other similar change in the Company's capital structure which affects holders of Common Stock generally. All adjustments described herein shall be reflected on the Company's stock warrant ledger and the Holder shall receive written notice thereof.

          9.  CHANGE OF CONTROL.  In the event of a merger, consolidation,
              -----------------
recapitalization, combination or exchange of shares occurring after the date hereof pursuant to which the Company is not the surviving entity, the Company covenants that it will use its best efforts to obtain from the acquiring entity, as a condition to the closing of such transaction or event., the right for the Holder to exchange this Warrant, at its sole option and in lieu of exercise hereof, for a warrant to purchase shares of the acquiring entity. The period of exercise of such new warrant shall be equal to the remaining duration of the exercise period of this Warrant and shall permit the Holder to purchase that number of shares or other consideration of the acquiring entity which the Holder would be entitled to receive as a result of such merger, consolidation, recapitalization, combination or exchange of shares if this Warrant had been exercised immediately prior to such merger, consolidation, recapitalization, combination or exchange of shares (or the record date, if any, for such transaction or event) for the same aggregate exercise price as provided for in this Warrant.

          10.   REGISTRATION.
                -------------

          (a) The Company agrees that, in the event that the Company's registration statement on Form S-1, File No. 33-89938 (the "Debentures' Shelf"), pursuant to which the Company has registered under the Securities Act the Common Stock into which its 5% convertible debentures due October 31, 1999 (the "Debentures") are convertible, is effective on the date of exercise of this Warrant, the Company shall promptly amend the Debentures' Shelf so as to permit the offer for sale by the Holder(s) of the Shares, from time to time pursuant to Rule 415 under the Securities Act. The Company shall keep the Debentures' Shelf effective for the Selling Period (as defined below) until the earlier of: (I) the date that all of the Shares are sold; or (ii) the date that the Holder(s) of the Shares receives an opinion of counsel that such sale is in compliance with Rule 144, including paragraph (k) thereof, or any successor rule or regulation under the Securities Act (the "Selling Period"). The Company shall maintain the effectiveness of the Debentures' Shelf during the Selling Period, and shall amend and supplement such registration statement to the extent necessary to permit offers for resale thereunder of all or any of the Shares without further registration under the Securities Act. The Company shall bear the entire expense of the registration, provided, however, that the Holder(s) of the Shares shall be responsible for the fees of any counsel or other professionals retained by the Holder, and any transfer taxes or underwriting discounts or commissions applicable to the sale of the Shares.

          (b) Notwithstanding the foregoing, the Company and the holders of the Shares agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a secondary offering, it will give notice in writing to such effect to the registered holders of the Warrant and the Shares at least 30 days prior to such filing, and, at the written request of any such registered holder, made within 10 days after the receipt of such notice, will include therein at the Company's cost and expense (except for the fees and expenses of counsel to such holders and underwriting discounts, commissions, and filing fees, attributable to the Shares included therein) such of the Shares as such holders shall request; provided, however, that if the offering being registered by the Company is underwritten and if no other outstanding Common Stock is offered thereby by a person or entity other than the Company and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, the Shares shall not be included in such registration statement or such registration statement shall include only so many shares as will not have such an effect.

          The Company, at its own expense, will cause the prospectus included in such registration statement to meet the requirements of the Securities Act for a period of at least nine months after the effective date of such registration statement.

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          (c)  At the time any registration statement filed in accordance with the provisions of Section 10(b) above becomes effective, and at the effective date of any post effective amendment thereto, the Company will. at its own expense, furnish to the holders of the shares included in such registration statement pursuant to this Section 10, an opinion of the Company's counsel to the effect that the registration statement and the prospectus contained therein, and each amendment or supplement thereto, as of their respective effective or issue dates, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

         Such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statements, notes thereto or other financial data or other expertized material contained therein, or any information provided for inclusion therein by the holder of the Shares).

          If for any reason the Company's counsel is unable to make such a statement and unless the representative of the underwriters directs otherwise, the Company shall so notify the holders of the Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

          (d) The Company shall promptly notify the participating holders of Shares of the occurrence of any event as a result of which any current prospectus included in a registration statement filed pursuant to this Section 10 includes any misstatement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (e) The Company's obligations under Section 10(b) with respect to each holder of Shares are expressly conditioned upon such holder's furnishing to the Company in writing such information concerning such holder and the terms of such holder's proposed offering as the Company or the representative of the underwriters shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Shares is filed, the Company shall indemnify each holder thereof (and each underwriter for such holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of or based upon any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such holder of the shares expressly for use in connection with such registration statement; and such holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such holder of the shares expressly for use in connection with such registration statement.

          (f) The rights of the holder of this Warrant or the Shares pursuant to this Section 10 shall terminate on the date the Holder receives an opinion of counsel that each Share may be transferred by the holder thereof pursuant to Rule 144(k) under the Securities Act, or any successor rule or regulation.

          11.  CERTAIN NOTICES.  In case at any time the Company shall propose
               ---------------
to (I) declare any cash dividend upon its Common Stock; (ii) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock; (iii) offer for

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subscription to the holders of any shares of its Common Stock or otherwise issue, or enter into an agreement providing for the issuance of, any additional shares of stock of any class or other rights (other than with respect to options to purchase Common Stock granted pursuant to stock option plans approved by stockholders of the Company); (iv) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to, another corporation; or (v) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company; then, in each such case, the Company shall give, by certified or registered mail: (a) at least 20 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Any notice required by clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (b) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization. reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.


          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first above written.


                              CARDIAC CONTROL SYSTEMS, INC.



                              BY:
                                 ---------------------------------
                                 Alan J. Rabin
                                 President

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